Exhibit 10.7

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

EXCLUSIVE LICENSE AGREEMENT

between

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

and

CALHOUN VISION, INC.

for

SILICONE INTRAOCULAR LENSES EMBEDDED WITH PHOTOSENSITIVE

COMPOSITIONS (SF99-076)

and

METHODS AND PHARMACEUTICAL COMPOSITIONS FOR THE CLOSURE OF

RETINAL BREAKS (SF99-026)

EXCLUSIVE LICENSE AGREEMENT

for

SILICONE INTRAOCULAR LENSES EMBEDDED WITH PHOTOSENSITIVE

COMPOSITIONS (SF99-076)

and

METHODS AND PHARMACEUTICAL COMPOSITIONS FOR THE CLOSURE OF

RETINAL BREAKS (SF99-026)

This license agreement (the “Agreement”) is made effective March 1, 2000 (the “Effective Date”) between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200, (“The Regents”), and acting through its Office of Technology Management, University of California San Francisco, 1294 Ninth Avenue - Suite 1, Box 1209, San Francisco, CA 94143-1209 (“UCSF”), and CALHOUN VISION INC., a California corporation having a principal place of business at [***], (the “Licensee”).

BACKGROUND

A.    Certain research performed at The University of California San Francisco (“UCSF”) and at the California Institute of Technology (“Caltech”) resulted in the development of two inventions owned jointly by UCSF and CalTech, disclosed in (i) UCSF Case No. SF99-076 and Caltech No. CIT 2923, entitled “Silicone Intraocular Lenses Embedded with Photosensitive Compositions”, with Jagdish M. Jethmalani, Daniel M. Schwartz, Julia Kornfield, Robert H. Grubbs, and Christian Sandstedt as inventors, which invention was also the subject of nonprovisional U.S. Application 09/415,909 entitled “Lenses Capable of Post-Fabrication Power Modification,” and (ii) UCSF Case No. SF99-026 and Caltech No. CIT 3062, entitled

“Biodegradable Polymers for Closure of Retinal Breaks and Prevention of Proliferative Vitreoretinopathy” which invention was also the subject of nonprovisional U.S. Application 09/181,041 entitled “Methods and Pharmaceutical Compositions for the Closure Of Retinal Breaks,” with Daniel M. Schwartz, Jeffrey Hubbell and Alexander Irvine as inventors (together, (i) and (ii) are the “Inventions”), which are the subject of an interinstitutional agreement between The Regents and Caltech wherein The Regents and Caltech agreed that The Regents will have the sole right to license patent rights in the Inventions. Certain aspects of the Inventions were made in the course of research at Caltech and Caltech has granted exclusively to The Regents the sole right to administer and commercialize Caltech’s rights, title and interest in UCSF Case Nos. SF99-026 and SF99-076 (the “Interinstitutional Agreement”).

B.    The Inventions are covered by Regents’ Patent Rights (as defined in this Agreement) and were developed by Daniel M. Schwartz and Alexander Irvine at UCSF and by Jagdish M. Jethmalani, Julia Kornfield, Robert H. Grubbs, Christian Sandstedt and Jeffrey Hubbell at Caltech (the “Inventors”).

C.    The Licensee and The Regents have executed a Letter of Intent (U.C. Control No. 98-30-0021) dated December 1, 1997 and subsequently amended on November 11, 1998 to include the inventions disclosed in SF99-026 and on June 18, 1999 to include SF99-076 for the purpose of negotiating a license to Regents’ Patent Rights;

D.    The Licensee wishes to obtain rights from The Regents for the commercial development, use, and sale of products from the Inventions, and The Regents is willing to grant those rights so that the Inventions may be developed to their fullest and the benefits enjoyed by the general public; and

E.    The Licensee is a small business “concern” as defined in 15 U.S.C. §632;

F.    Licensee recognizes and agrees that royalties due under this Agreement will be paid on both pending patent applications and issued patents;

- - oo 0 oo - -

In view of the foregoing, the parties agree:

1.     DEFINITIONS

1.1    “Affiliate” means any corporation or other business entity in which the Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or in which the Licensee is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an “Affiliate” includes any company in which the Licensee owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

1.2    “Field of Use” means the research, development, and commercialization of products for all commercial applications.

1.3    “Licensed Product” means any material that is covered by Regents’ Patent Rights, that is produced by the Licensed Method, or that the use of which would constitute, but for the license granted to the Licensee under this Agreement, an infringement of any pending or issued claim within Regents’ Patent Rights.

1.4    “Licensed Method” means any method that is covered by Regents’ Patent Rights, the use of which would constitute, but for the license granted to the Licensee under this Agreement, an infringement of any pending or issued claim within Regents’ Patent Rights.

1.5    “Net Sales” means the total of the gross invoice prices (subject to Section 4.1) of Licensed Products sold or Licensed Methods performed by the Licensee, an Affiliate, or a sublicensee, less the sum of the following actual and customary deductions where applicable: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales; costs of insurance, packing and transportation from place of manufacture to the point of delivery; and credits to customers because of rejections or returns. For purposes of calculating Net Sales, transfers to an Affiliate or sublicensee for end use by the Affiliate or sublicensee will be treated as sales at list price; provided that transfers to Affiliates or sublicensees for use in clinical development of Licensed Products or Licensed Methods shall not be included in the calculation of Net Sales.

1.6    “Regents’ Patent Rights” means all right, title and interest of The Regents in, to and under: a) the provisional patent applications entitled “Silicone Intraocular Lenses Embedded with Photosensitive Compositions” filed on January 12, 1999 (Serial No. 60/115,617), May 5, 1999 (Serial No. 60/132,871), and June 17, 1999, b) the corresponding nonprovisional U.S. Application 09/415,909 entitled “Lenses Capable of Post-Fabrication Power Modification,” and c) the patent application entitled “Methods and Pharmaceutical Compositions for the Closure of Retinal Breaks” (Serial No. 09/181,041) filed on October 27, 1998, and d) any divisionals, continuations, or continuations-in-part (but only to the extent such continuations-in-part have inventors from both institutions and to the extent they are enabled by the parent case) thereof; any corresponding foreign applications thereof; and any U.S. or foreign patents issued thereon or reissues or extensions thereof.

1.7    “Valid Claim” means a claim of an issued and unexpired patent, or of a patent application, which claim (i) is included in the Regents’ Patent Rights, (ii) has not lapsed, been canceled, or become abandoned, (iii) has not been declared invalid by a court of competent jurisdiction, (iv) has not been admitted to be invalid or unenforceable through reissue or disclaimer; and (v) in the case of patent applications, has not been pending for more than six (6) years.

2.    LIFE OF PATENT EXCLUSIVE GRANT

2.1    Subject to the limitations set forth in this Agreement, The Regents grants to the Licensee a world-wide license under Regents’ Patent Rights to make, have made, use, sell, offer to sell and import Licensed Products and to practice Licensed Methods.

2.2    Except as otherwise provided in this Agreement, the license granted in Paragraph 2.1 is exclusive for the life of the Agreement.

2.3    The license granted in Paragraphs 2.1 and 2.2 is limited to Licensed Methods and Licensed Products that are within the Field of Use. For other methods and products, the Licensee has no license under this Agreement.

2.4    The Regents and Caltech reserve the right to use the Inventions and associated technology for their own educational and research purposes.

3.    SUBLICENSES

3.1    The Regents also grants to the Licensee the right to issue sublicenses to third parties to make, have made, use, sell, offer to sell and import Licensed Products and to practice Licensed Methods, as long as the Licensee has current exclusive rights thereto under this Agreement; provided that any sublicense granted prior to conversion of Licensee’s license to a nonexclusive license shall continue in effect on a nonexclusive basis during the term of this Agreement. To the extent applicable, sublicenses must include, at a minimum, all of the rights of and obligations due to The Regents (and, if applicable, the United States Government) contained in this Agreement, to the extent applicable to the sublicensee. In addition, Licensee shall pay to The Regents a percentage of all compensation received by Licensee from sublicensees other than royalties on sales of Licensed Products in consideration for the grant of a sublicense under the Regents’ Patent Rights, as set forth in the following table, not to exceed a total of [***] in the aggregate (“Sublicense Revenue”):

Portion of Aggregate Sublicense Revenue Received by Licensee	Percentage of Such Portion Due to The Regents
[***]	[***]
[***]	[***]
[***]	[***]

Sublicense revenue payments shall be due upon amounts received in the form of upfront fees and milestone payments, but shall not be due upon any amounts received as support for research and development activities, as a loan, for the purchase of an equity interest in the Licensee, as reimbursement for patent costs, as earned royalties on net sales, or as consideration for the grant of intellectual property rights and materials other than those claimed under Regents’ Patent Rights. Licensee may offset any payments made to The Regents pursuant to Section 7.3 against sublicense revenue payments due under this Section 3.1 for the same event.

3.2    The Licensee shall promptly provide The Regents with a copy of each sublicense issued, redacted to exclude confidential information not reasonably necessary for The Regents to evaluate whether the sublicense conforms to the requirements of this Agreement; shall use commercially reasonable efforts to collect payment of all payments due The Regents from sublicensees; and shall summarize and deliver all reports due The Regents from sublicensees.

3.3    Upon termination of this Agreement for any reason, The Regents, at its sole discretion, shall determine whether the Licensee shall cancel or assign to The Regents any and all sublicenses, provided, however, that prior to terminating any sublicense The Regents shall, upon request, discuss with the sublicensee the terms under which such sublicensee may retain such sublicense.

4.    PAYMENT TERMS

4.1    Paragraphs 1.1, 1.2, and 1.3 define Regents’ Patent Rights, Licensed Products and Licensed Methods so that royalties are payable on products and methods covered by claims of both pending patent applications and issued patents. Royalties will accrue in each country for the duration of Valid Claims included in the Regents’ Patent Rights in that country and are payable to The Regents when Licensed Products are invoiced, or if not invoiced, when delivered to a third party end user.

4.2    Licensee shall pay earned royalties quarterly on or before February 28, May 31, August 31 and November 30 of each calendar year. Each payment will be for earned royalties accrued within the Licensee’s most recently completed calendar quarter of sales.

4.3    All monies due The Regents are payable in United States dollars. When Licensed Products are sold for monies other than United States dollars, the Licensee shall first determine the earned royalty in the currency of the country in which Licensed Products were sold and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the reporting period.

4.4    Licensee shall promptly pay for and on behalf of the Regents to the appropriate governmental authority any tax for the account of the Regents and any transfer charges, fees or other charges incurred in connection therewith required to be withheld by Licensee under the laws of any foreign country, and shall deduct such amounts from payments due to The Regents hereunder. Licensee shall make reasonable efforts to furnish The Regents with proof of such payment.

4.5    If at any time legal restrictions prevent the prompt remittance of royalties by the Licensee from any country where a Licensed Product is sold, the Licensee shall deposit the amount owed in an interest-bearing account within that country until such time as the restrictions are lifted, at which time the Licensee shall promptly convert the amount then on deposit in said account into United States funds and pay such amount to The Regents.

4.6    If any Valid Claim is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on that Valid Claim or any other Valid Claim patentably indistinct therefrom will cease as of the date of final decision. The Licensee will not, however, be relieved from paying any royalties that accrued before the final decision or that are based on a Valid Claim not involved in the final decision.

4.7    No royalties shall be due to The Regents from Licensee, its Affiliates or sublicensees on Licensed Products sold to the account of the U.S. Government, any agency thereof, state or domestic municipal government as provided for in the License to the Government.

4.8    If payments, rebillings or fees are not received by The Regents when due, the Licensee shall pay to The Regents interest charges on the above at a rate of the lower of two percent (2%) over the then current prime interest rate (as quoted in the Wall Street Journal on the last day of the quarter) per annum or ten percent (10%) per annum. Interest is calculated from the date due until actually received by The Regents.

4.9    Caltech and The Regents have separately agreed upon a mechanism by which they will share all payments made by Licensee hereunder, and Licensee shall not be obligated to make any payments directly to Caltech due to its practice of rights under this Agreement.

5.    LICENSE-ISSUE FEE

5.1    The Licensee shall pay to The Regents a license-issue fee of [***] payable in two installments of [***]. Such installments shall be paid within thirty (30) days after the Effective Date of this Agreement and within thirty (30) days after the first anniversary of the Effective Date. This fee is non-refundable, non-cancelable, and is not an advance against royalties.

6.    LICENSE MAINTENANCE FEE

6.1    The Licensee shall also pay to The Regents a royalty in the form of an annual license maintenance fee of [***] commencing upon the second anniversary of the Effective Date and continuing annually on each anniversary of the Effective Date. The maintenance fee is not due on any anniversary of this Agreement if on that date the Licensee is commercially selling a Licensed Product and paying an earned royalty to The Regents on the sales of that Licensed Product. License maintenance fees are non-refundable and not an advance against earned royalties, except that in the year of commercial launch of a Licensed Product or Licensed Method, the license maintenance fee shall be creditable against earned royalties or the minimum annual royalty for such year.

7.    EARNED ROYALTIES, MINIMUM ANNUAL ROYALTIES AND MILESTONES

7.1    The Licensee shall also pay to The Regents an earned royalty of [***] of the Net Sales by Licensee, its Affiliates and sublicensees of Licensed Products or Licensed Methods covered by a Valid Claim under Regents’ Patent Rights. If Licensee owes to one or more third parties earned royalties or similar payments on sales of Licensed Products by Licensee, its Affiliates or sublicensees, Licensee may offset [***] of all such payments made to such third party(ies) against earned royalties due to The Regents on sales of Licensed Products, provided that in no event shall the earned royalties due to The Regents be reduced by operation of such offsets by more than [***].

7.2    The Licensee shall pay to The Regents a minimum annual royalty of [***] for the life of Regents’ Patent Rights, beginning with the year of the first commercial sale of Licensed Product. For the first year of commercial sales, the Licensee’s obligation to pay the minimum annual royalty will be pro-rated for the number of months remaining in that calendar year when commercial sales commence and will be due the following February 28, to allow for crediting against the earned royalties for such year or crediting of the earned royalties for such year against such minimum annual royalty, as applicable. For subsequent years, the minimum annual royalty will be paid to The Regents by February 28 of each year and will be credited against the earned royalty due for the calendar year in which the minimum payment was made.

7.3    Licensee shall pay The Regents the following amounts within thirty (30) days after achievement of the specified event for Licensed Products by Licensee, its Affiliates or sublicensees;

Filing of an Investigational Device Exemption with the FDA for a trial involving more than 20 persons, or other equivalent applications filed with governmental authorities to enable start of clinical trials in a country

	[***	]

First use in a Patient as part of a Phase II Clinical Trial	[***	]

First use in a Patient as part of a Phase III Clinical Trial	[***	]

Approval by the FDA of a Pre-Marketing Approval Application (or equivalent application with the FDA)	[***	]

8.    DUE DILIGENCE

8.1    The Licensee, on execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Licensed Products and shall diligently endeavor to market the same within a reasonable time after execution of this Agreement in quantities sufficient to meet market demands.

8.2    The Licensee shall endeavor to obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Products in countries in which Licensee reasonably determines to develop and market Licensed Products.

8.3    The Licensee shall:

8.3.1	commence proof-of-concept studies in an animal model by the third anniversary of the Effective Date;

8.3.2	submit an Investigational Device Exemption for a Licensed Product with the United States Food and Drug Administration by the sixth anniversary of the Effective Date;

8.3.3	market the Licensed Product by within six (6) months of the date a Pre-Marketing Approval application is approved for such Licensed Products and achieve first commercial sale of a Licensed Product in the United States by the twelfth anniversary of the Effective Date; and

8.3.4	use commercially reasonable efforts to fill the market demand for Licensed Products following commencement of marketing at any time during the exclusive period of this Agreement.

8.4    If the Licensee is unable to perform any of the provisions of Section 8.3 for a reason relating to unforeseen safety or technical problems arising during the term of this Agreement, the foregoing target dates shall be extended by mutual consent for a reasonable period reflecting any additional development work necessary to address such problem;

8.5    If the Licensee does not perform any of its obligations under Section 8.3 for any reason other than those relating to unforeseen safety or technical problems or other events outside the control of Licensee arising during the term of this Agreement, the Regents shall have the right and option to convert Licensee’s exclusive license to a nonexclusive license, provided that it has first conferred with the Licensee to develop a plan under which Licensee may cure such failure. If Licensee has failed to perform under such plan to cure nonperformance, The Regents may convert the Licensee’s exclusive license to a non-exclusive license. If Licensee does not cure such failure to perform its obligations under Section 8.3 diligently within one hundred eighty (180) days following conversion by The Regents of Licensee’s exclusive license to a nonexclusive license, then The Regents may thereafter terminate this Agreement. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (GRANT).

9.    PROGRESS AND ROYALTY REPORTS

9.1    Beginning August 31, 2000 and semi-annually thereafter, file Licensee shall submit to The Regents a progress report covering the Licensee’s (and any Affiliate’s or sublicensee’s) activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. Progress reports are required for each Licensed Product until the first commercial sale of that Licensed Product occurs in the United States and shall be again required if commercial sales of such Licensed Product are suspended or discontinued.

9.2    Progress Reports are Licensee’s confidential information. The Regents shall not disclose to third parties any such information or use such information for any reason other than to determine Licensee’s compliance with this Article 9, unless such information is already in the public domain through no fault of the Regents.

9.3    Progress Reports submitted under Paragraph 9.1 shall include, but are not limited to, the following topics with respect to Licensed Products:

•	summary of work completed

•	summary of work in progress

•	current schedule of anticipated events or milestones,

•	anticipated commercial launch dates for introduction of Licensed Products, and

9.4    The Licensee has a continuing responsibility to keep The Regents informed of the large/small business entity status (as defined by the United States Patent and Trademark Office) of itself and its sublicensees and Affiliates.

9.5    The Licensee shall report to The Regents the date of first commercial sale of a Licensed Product in each country in its immediately subsequent progress and royalty report.

9.6    After the first commercial sale of a Licensed Product anywhere in the world, the Licensee shall make quarterly royalty reports to The Regents on or before each February 28, May 31, August 31 and November 30 of each year. Each royalty report will cover the Licensee’s most recently completed calendar quarter and will show (a) the gross sales and Net Sales of Licensed Products sold during the most recently completed calendar quarter; (b) the number of each type of Licensed Product sold; (c) the royalties, in U.S. dollars, payable with respect to sales of Licensed Products; (d) the method used to calculate the royalty; and (e) the exchange rates used.

9.7    If no sales of Licensed Products have been made during any reporting period following commercial launch of a Licensed Product, a statement to this effect is required.

10.    BOOKS AND RECORDS

10.1    The Licensee shall keep accurate books and records showing all Licensed Products manufactured, used, and/or sold under the terms of this Agreement. Books and records must be preserved for at least five (5) years from the date of the royalty payment to which they pertain.

10.2    Books and records must be open to inspection by an independent auditor reasonably acceptable to Licensee at reasonable times, but no more often than once per calendar year. The Regents shall bear the fees and expenses of such inspection but if an error in payment of royalties is detected indicating an underpayment of more than [***] of the total royalties due for any year in any examination, then the Licensee shall bear the fees and expenses of that examination.

11.    LIFE OF THE AGREEMENT

11.1    Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date until the later of: (i) the expiration of the last-to-expire patent included in The Regents’ Patent Rights licensed under this Agreement containing a Valid Claim; or (ii) fifteen (15) years after the first commercial sale of Licensed Products, subject to renewal by written mutual consent of the parties.

11.2    Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

Article 10	Books and Records
Article 14	Disposition of Licensed Products on Hand on Termination
Article 15	Use of Names and Trademarks
Article 20	Indemnification
Article 28	Secrecy

12.    TERMINATION BY THE REGENTS

12.1    If the Licensee materially fails to perform or violates any material term of this Agreement, then The Regents may give written notice of default (a “Notice of Default”) to the Licensee. If the Licensee fails to cure the default within sixty (60) days of the effective date of the Notice of Default, The Regents may terminate this Agreement and all licenses granted hereunder by a second written notice (a “Notice of Termination”). If a Notice of Termination is sent to the Licensee, this Agreement will automatically terminate on the date Licensee receives the Notice of Termination or such later date as the Notice of Termination may specify. Termination will not relieve the Licensee of its obligation to pay any fees owing at the time of termination and will not impair any accrued right of The Regents. Any notices to be provided hereunder are subject to Article 21 (Notices).

13.    TERMINATION BY LICENSEE

13.1    The Licensee has the right at any time to terminate this Agreement at will in whole or as to any portion of Regents’ Patent Rights by giving notice in writing to The Regents. Any notice of termination provided hereunder will be subject to Article 21 (Notices). The termination by Licensee of this Agreement will be effective sixty (60) days from The Regents’ receipt of such notice from Licensee hereunder.

13.2    Any termination under the above paragraph does not relieve the Licensee of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to The Regents prior to the effective date of such termination. Any termination under this Article 13 does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

14.    DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION

14.1    Upon termination of this Agreement the Licensee is entitled to dispose of all Licensed Products previously made or partially made existing at such time within a period of one hundred and twenty (120) days after such termination, provided that the sale of those Licensed Products is subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

15.    USE OF NAMES AND TRADEMARKS

15.1    Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including any contraction or abbreviation of any of the foregoing). Unless required by law, the use by the Licensee of the name “The Regents of the University of California” or the name of any campus of the University of California is prohibited without The Regents’ prior written consent.

16.    LIMITED WARRANTY

16.1    The Regents warrants to the Licensee that it has the lawful right to grant the license granted to Licensee pursuant to Article 3, and the power to enter into and perform under this Agreement.

16.2    The license granted to Licensee hereunder and the associated Inventions are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.

16.3    IN NO EVENT MAY EITHER PARTY OR CALTECH BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE GRANT OR EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTIONS OR LICENSED PRODUCTS.

16.4    This Agreement does not:

16.4.1	express or imply a warranty or representation as to the validity or scope of any of Regents’ Patent Rights;

16.4.2

express or imply a warranty or representation that anything made, used, sold, offered for sale or imported or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;

16.4.3	obligate The Regents to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 19;

16.4.4	confer by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents’ Patent Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Regent’s Patent Rights; or

16.4.5	obligate The Regents to furnish any know-how not provided in Regents’ Patent Rights.

17.    PATENT PROSECUTION AND MAINTENANCE

17.1    As long as the Licensee continues to pay patent costs as provided for in this Article, The Regents shall prosecute and maintain the United States and foreign patents comprising Regents’ Patent Rights using counsel of its choice that is reasonably acceptable to Licensee. The Regents shall provide the Licensee with copies of all documentation relating to The Regents’ Patent Rights so that the Licensee shall be informed of the continuing prosecution reasonably in advance of any date of anticipated submission so the Licensee may review and comment on such correspondence. The Licensee agrees to keep this documentation confidential. The Regents will inform the Licensee of upcoming deadlines and dates to file patent applications or other documents in the United States and foreign countries reasonably in advance of any relevant deadlines. The Regents’ counsel will take instructions only from The Regents, and all patents and patent applications under this Agreement will be assigned solely to The Regents.

17.2    The Regents shall use all reasonable efforts to amend any patent application within the Regents’ Patent Rights to include claims or modifications of the specifications reasonably requested by the Licensee.

17.3    The Licensee shall apply for an extension of the term of any patent included within Regents’ Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this law. The Licensee shall prepare all documents necessary to apply for such extension with the cooperation of The Regents’ patent counsel. The Regents shall execute such documents and take additional action as the Licensee reasonably requests in connection therewith.

17.4    If either party receives notice under the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or foreign counterparts of this law) pertaining to infringement or potential infringement of any claim in an issued patent included within Regents’ Patent Rights, that party shall notify the other party within ten (10) days after receipt of notice of infringement.

17.5    The Licensee shall bear the costs of preparing, filing, prosecuting and maintaining all United States and foreign patent applications included in The Regents’ Patent Rights. Costs incurred by The Regents in connection therewith will be rebilled to the Licensee which shall pay such amounts within thirty (30) days of receipt of an invoice therefor by Licensee. These costs include patent prosecution costs for the Inventions incurred by The Regents prior to the execution of this Agreement and any patent prosecution costs that may be reasonably incurred for conducting or providing patentability opinions, re-examinations, re-issues, interferences, or inventorship determinations. Prior to the Effective Date, Licensee has paid to the Regents approximately [***] for patent prosecution costs.

17.6    The Licensee may request The Regents to obtain patent protection on the Inventions in foreign countries if available. The Licensee shall notify The Regents of its decision to obtain or maintain foreign patents not less than sixty (60) days prior to the deadline for any payment, filing, or action to be taken in connection therewith. If, however, Licensee received notice of the deadline from The Regents later than sixty (60) days before the deadline, the Licensee shall notify the Regents of its decision to obtain or maintain foreign patents within a reasonable time after receiving notice of the deadline from the Regents. Licensee’s requests concerning foreign filings must be in writing and must identify the countries in which Licensee desires such filings to be made. The absence of such a notice from the Licensee to The Regents will be considered an election not to obtain or maintain foreign rights, unless The Regents has failed to give notice of the impending deadline pursuant to Section 17.1.

17.7    The Licensee’s obligation to pay patent prosecution costs for The Regents’ Patent Rights will continue for so long as this Agreement remains in effect, but the Licensee may terminate its obligations with respect to any given patent application or patent included in the Regents’ Patent Rights upon three (3) months written notice to The Regents. The Regents will use its best efforts to curtail patent costs when a notice of termination is received from the Licensee. At its sole discretion and expense, The Regents may prosecute and maintain any application(s) or patent(s) for which Licensee has terminated its payment obligations. The Licensee will have no further right or licenses under such applications and patents.

17.8    The Regents may file, prosecute or maintain patent applications at its own expense in any country in which the Licensee has not elected to file, prosecute, or maintain patent applications in accordance with this Article, and those applications and resultant patents in such countries will not be subject to this Agreement.

18.    PATENT MARKING

18.1    The Licensee shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

19.    PATENT INFRINGEMENT

19.1    If the Licensee learns of the substantial infringement of any patent licensed under this Agreement, the Licensee shall call The Regents’ attention thereto in writing and provide The Regents with reasonable evidence of infringement of which Licensee is aware. Neither party will notify a third party of the infringement of any of Regents’ Patent Rights without first obtaining consent of the other party, which consent will not be unreasonably denied. Both parties shall use commercially reasonable efforts in cooperation with each other to terminate infringement without litigation.

19.2    The Licensee may request that The Regents take legal action against the infringement of Regents’ Patent Rights. Such request must be in writing and must include reasonable evidence of infringement and damages to the Licensee. If the infringing activity has not abated within ninety (90) days following the effective date of a request by Licensee, The Regents then has the right to commence suit on its own account; or refuse to participate in the suit. The Regents shall give notice of its election hereunder in writing to the Licensee by the end of the one-hundredth (100th) day after receiving notice of written request from the Licensee. The Licensee may thereafter bring suit for patent infringement, at its own expense, if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where the Licensee had exclusive rights under this Agreement.

19.3    Any legal action brought pursuant to this Article 19 will be at the expense of the party bringing suit but legal action brought jointly by The Regents and the Licensee will be at the joint expense of the parties and all recoveries will be shared jointly by them in proportion to the share of expense paid by each party. If a party solely brings an action against a third party for alleged infringement of The Regents’ Patent Rights, any damages recovered in such suit shall be applied first toward any unreimbursed expenses and legal fees of the parties related thereto, with any balance being allocated between the parties in accordance with their relative interests in the infringed patents in The Regents Patent Rights such that if such damages are awarded for lost profits on sales of Licensed Products in the Field of Use, then the balance shall be retained by Licensee, subject to the payment of a royalty thereon to The Regents that would be due if such balance were Net Sales of Licensed Products in the Field of Use, but if such damages are awarded for lost profits on sales of products other than Licensed Products in the Field of Use, then The Regents shall retain such balance.

19.4    Each party shall cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party bringing suit. Litigation will be controlled by the party bringing the suit, except that either party may be represented by counsel of its choice, at its expense, in any suit brought by the other party.

20.    INDEMNIFICATION

20.1    The Licensee shall indemnify, hold harmless and defend The Regents, its officers, employees, and agents; the sponsors of the research that led to the Inventions; and the inventors of the patents and patent applications in Regents’ Patent Rights and their employers (collectively, the “Regents’ Indemnitees”) against any and all third party claims, suits, losses, liabilities, damages, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense by Licensee, its Affiliates, and its sublicensees, unless such claims, suits, losses, liabilities, damages, costs, fees and expenses result from neglect and/or willful acts by The Regents’ Indemnitees. This indemnification includes, but is not limited to, any third party claims of product liability relating to Licensed Products, and is subject to the Regents’ giving prompt notice of such claim to Licensee and cooperation in any such action.

20.2    The Licensee, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows, or an equivalent program of self insurance;

20.3    Comprehensive or commercial form general liability insurance (contractual liability included) with limits as follows:

(a)	prior to commencement of human clinical testing: Each Occurrence $1,000,000; and

(b)	upon commencement of human clinical testing:- Products/Completed Operations Aggregate $5,000,000;- Personal and Advertising Injury $1,000,000; and General Aggregate (commercial form only) $5,000,000.

The coverage and limits referred to under the above do not in any way limit the liability of the Licensee under Section 20.1. The Licensee shall furnish The Regents with certificates of insurance showing compliance with all requirements. Certificates must:

(a)	Provide for thirty (30) days’ advance written notice to The Regents of any modification in the scope of coverage.

(b)	Indicate that The Regents has been endorsed as an additional Insured under such insurance policy.

(c)

Include a provision that the coverage will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

20.4    The Regents shall notify the Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article. The Licensee shall keep The Regents informed on a current basis of its defense of any claims under this Article.

21.    NOTICES

22.    Any notice or payment required to be given to either party is properly given and effective (a) on the date of delivery if delivered in person, (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, or (c) on the date of receipt of facsimile transmission (provided that receipt is confirmed), to the respective addresses and numbers given below, or to another address as is designated by written notice given to the other party.

In the case of the Licensee:	Calhoun Vision, Inc. Attention: John Maynard Fax:

With a copy to:	Cooley Godward LLP 5 Palo Alto Square 3000 El Camino Real Palo Alto, California 94306-2155 Attention: Andrei Manoliu Fax:

In the case of The Regents:

Office of Technology Management

University of California San Francisco

1294 Ninth Avenue, Suite 1 - Box 1209

San Francisco, CA 94143-1209

Attention: Director

Referring to: UCSF Case Nos. SF99-026, SF99-076

Fax:

23.    ASSIGNABILITY

23.1    This Agreement may be assigned by The Regents, but is personal to the Licensee and assignable by the Licensee only with the written consent of The Regents, not to be unreasonably withheld, except that Licensee may assign this Agreement in connection with a merger, consolidation or sale of all or substantially all of Licensee’s assets.

24.    NO WAIVER

24.1    No waiver by either party of any default of this Agreement may be deemed a waiver of any subsequent or similar default.

25.    GOVERNING LAWS

25.1    THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.

26.    PREFERENCE FOR UNITED STATES INDUSTRY

26.1    Because this Agreement grants the exclusive right to use or sell the Inventions in the United States, the Licensee agrees that any products sold in the U.S. embodying these Inventions or produced through the use thereof will be manufactured substantially in the United States unless a waiver of the requirement for substantial manufacture within the U.S. is obtained from the U.S. government. The Regents shall cooperate with Licensee in taking such actions as are reasonably necessary to obtain such waiver, if requested.

27.    GOVERNMENT APPROVAL OR REGISTRATION

27.1    Licensee shall notify The Regents if it becomes aware that this Agreement is subject to any U.S. or foreign government reporting or approval requirement. Licensee shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

28.    EXPORT CONTROL LAWS

28.1    The Licensee shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

29.    SECRECY

29.1    With regard to confidential information (“Data”), received in oral and/or written form, received from The Regents regarding these Inventions, the Licensee agrees:

29.1.1	not to use the Data except for the sole purpose of performing under the terms of this Agreement;

29.1.2	to safeguard Data against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

29.1.3

not to disclose Data to others (except to its employees, agents or consultants who are bound to the Licensee by a like obligation of confidentiality) without the express written permission of The Regents, except that the Licensee is not prevented from using or disclosing any of the Data that:

29.1.3.1	the Licensee can demonstrate by written records was previously known to it;

29.1.3.2	is now, or becomes in the future, public knowledge other than through acts or omissions of the Licensee; or

29.1.3.3	is lawfully obtained by the Licensee from sources independent of The Regents;

29.1.3.4	is independently developed by Licensee without use of such Data, as evidenced by written records; and

29.1.3.5	that the secrecy obligations of the Licensee with respect to Data will continue for a period ending five (5) years from the termination date of this Agreement

30.    MISCELLANEOUS

30.1    The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

30.2    This Agreement is not binding on the parties until it has been signed below on behalf of each party. It shall then be effective as of the Effective Date.

30.3    No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.

30.4    This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

30.5    In case any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

30.6    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, both The Regents and the Licensee have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

CALHOUN VISION, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ John T. Maynard	By:	/s/ Joel B. Kirschbaum
	(Signature)		(Signature)

Name:	John T. Maynard	Name:	Joel B. Kirschbaum
	(Please Print)		(Please Print)
Title:	Treasurer	Title:	Interim Director - OTM

Date:	3/8/00	Date:	3/7/00

Nakashima, Susan

From:	Nakashima, Susan
Sent:	Thursday, May 29, 2008 3:15 PM
To:	‘John Maynard’
Co:	Kirschbaum, Joel
Subject:	RE: UCSF Invoice No. 15-002737

John,

You’re welcome. The invoice was for the 2nd maintenance fee in the USPTO. All foreign applications have been abandoned. Your e-mail is sufficient notice for me [***] from the license. I’ll check with Joel and Caltech to see if anyone is Interested in keeping this patent alive. There is only one more maintenance fee due (In 4 years) during the life of this patent.

Best regards,

Susan

From: John Maynard

Sent: Thursday, May 29, 2008 3:09 PM

To: Nakashima, Susan

Subject: RE: UCSF Invoice No. 15-002737

Susan,

Thanks for your (as always) quick reply! I’ll pay this invoice, but am informing you that we no longer intend to develop the Biodegradable Polymer technology. Please let me know what we should do to have this case removed from the license.

Regards,

John

From: Nakashima, Susan

Sent: Thursday, May 29, 2008 3:05 PM

To: John Maynard

Subject: RE: UCSF Invoice No. 15-002737

Hi John,

It was the 1999-026-3 (U.S. Patent 6,475,508) that was the subject of the interference and Calhoun should not receive any invoices for the -3. The -2 refers to U.S. Patent 6,149,931. Please let me know if you have further questions.

Warm regards,

Susan

From: John Maynard Sent: Thursday, May 29, 2008 2:47 PM To: Nakashima, Susan Subject: UCSF Invoice No. 15-002737

Hi Susan,

We’ve received an Invoice from UCSF for [***], which is related to Case 1999-026-2 (Biodegradable Polymers). I think this billing is in error, because you probably recall that the underlying patent licensed from the University was Invalidated. I believe that Genzyme brought infringement action against the University, and it’s my understanding that they won an appeal to the USPTO. Accordingly, I thought the case had been removed from our license.

I’d appreciate clarification on this matter, and if you agree that the case is no longer valid, please ask UCOP to cancel the invoice.

Regards,

John

---

Calhoun Vision, Inc.

John Maynard, CFO

2555 E Colorado Blvd, Ste 400

Pasadena, CA 91107

tel:              | fax:

---

AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT FOR

SILICONE INTRAOCULAR LENSES EMBEDDED WITH PHOTOSENSITIVE

COMPOSITIONS and METHODS AND PHARMACEUTICAL COMPOSITIONS FOR THE

CLOSURE OF RETINAL BREAKS

This amendment (“Amendment”) is made effective this 5th day of December, 2013 (“Effective Date”), between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”) and acting through its University of California, San Francisco Office of Innovation, Technology & Alliances, 3333 California Street, Suite S-11, San Francisco, CA, 94143-1209 (“UCSF”) and Calhoun Vision, Inc., a California corporation, having a principal place of business at 171 N. Altadena Drive, Suite 201, Pasadena, CA 91107 (the “Licensee”).

BACKGROUND

A.    Whereas, Licensee and The Regents entered into a license agreement effective March 1, 2000, having UC Agreement Control No. 2000-04-0032 (the “Agreement”);

B.    Whereas, Licensee has not made the milestone payment in the amount of [***] required under Article 7.3 of the Agreement for First Use in a Patient as Part of a Phase III Clnical Trial:

C.    Whereas, Licensee was unable to meet the due diligence requirement of Article 8.3.3 to achieve first commercial sale of a Licensed Product in the United States by the twelfth anniversary of the effective date of the agreement, and wishes to extend such date;

D.    Whereas, Licensee and The Regents now desire to amend the Agreement to settle the milestone payment owed by Licensee and to extend the diligence requirement of Article 8.3.3 of the Agreement.

THEREFORE, in view of the foregoing, the parties agree as follows:

1.    Defined terms in this Amendment have the meaning set forth in the Agreement unless specifically changed by the provisions hereof.

2.    Licensee shall pay to The Regents the milestone payment in the amount of [***] required under Article 7.3 of the Agreement for First Use in a Patient as Part of a Phase III Clinical Trial in two equal installments as follows:

(i)	[***] the week of December 2nd, 2013; and

(ii)	[***] the week of January 1st, 2014.

3.    Licensee shall pay to The Regents a milestone payment in the amount of [***] within seven (7) days of either:

(i)	closing of an initial public offering of the common stock of licensee pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”); or

(ii)	a Change of Control Transaction.

“Change of Control Transaction” means any acquisition, consolidation, merger, reorganization or other transaction or series of transactions in which greater than fifty percent (50%) of the voting power of Licensee is transferred to a third party.

This milestone payment shall be a one-time payment obligation and will survive termination or expiration of the Agreement.

4.    The last milestone payment of Article 7.3 of the Agreement is deleted and replaced with the following:

“Approval by the FDA of a Pre-Marketing Approval Application (or equivalent application with the FDA) [***]”

2

5.     Article 8.3.3 of the Agreement is deleted in its entirety and replaced with the following:

“8.3.3

achieve approval by the United States Food and Drug Administration (“FDA”) of a Pre-Marketing Approval Application (or equivalent application with the FDA) by December 31st, 2017, and achieve first commercial sale of a Licensed Product in the USA within six (6) months of such FDA approval; and”

The Agreement shall remain in full force and effect in accordance with its terms except as amended herein.

IN WITNESS WHEREOF, The Regents and the Licensee have executed this Amendment by their respective and duly authorized representatives, as evidenced by the signatures below on the day and year hereinafter written.

CALHOUN VISION, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ D. Verne Sharma	By:	/s/ Karin Immergluck
	(Signature)		(Signature)
Name:	D. Verne Sharma	Name:	Karin Immergluck
(Please print)
Title:	CEO	Title:	Acting Director, Technology Management
Innovation, Technology & Alliances
Date:	12/5/2013	Date:	12/5/2013

3

THIRD AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT FOR

SILICONE INTRAOCULAR LENSES EMBEDDED WITH PHOTOSENSITIVE

COMPOSITIONS and METHODS AND PHARMACEUTICAL COMPOSITIONS FOR THE

CLOSURE OF RETINAL BREAKS

This amendment (“Amendment”) is made effective this 10th of November, 2016 (“Effective Date”), between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”) and acting through its University of California, San Francisco Office of Innovation, Technology & Alliances, 3333 California Street, Suite S-11, San Francisco. CA, 94143-1209 (“UCSF”) and Calhoun Vision, Inc., a California corporation, having a principal place of business at 171 N, Altadena Drive, Suite 201, Pasadena, CA 91107 (the “Licensee”).

BACKGROUND

A.    Whereas, Licensee and The Regents entered into a license agreement effective March 1, 2000, having UC Agreement Control No. 2000-04-0032 (the “Agreement”);

B.    Whereas, the Agreement was amended on December 5th, 2013 (UC Control No. 2000-04-0032 RevL) to settle the milestone payment owed by Licensee and extend the diligence requirement of Article 8.3.3 of the Agreement;

C.    Whereas, the Agreement was amended on May 29th, 2008 (UC Control No. 2000-04-0032 RevJ) to exclude UCSF Case No. SF99-026-2 from the Regents’ Patent Rights listed in Article 1.6 of the Agreement;

D.    Whereas, Licensee and The Regents now desire to amend the Agreement to clarify and update the Regents’ Patent Rights listed in Article 1.6 of the Agreement.

1

THEREFORE, in view of the foregoing, the parties agree as follows:

1.    Defined terms in this Amendment have the meaning set forth in the Agreement unless specifically changed by the provisions hereof.

2.    Article 1.6 is deleted in its entirety and replaced with the following:

“1.6 “Regents’ Patent Rights” means all right, title and interest of The Regents in, to and under the patent applications or patents listed below:

UC Case Number	United States Application Number or United States Patent Number	Filing or issue Date
SF99-076-1	60/115,617	01/12/1999
SF99-076-2	60/132,871	05/05/1999
SF99-076-3	60/140,298	06/17/1999
SF99-076-4	09/416,044 6,450,642	10/08/1999 09/17/2002
SF99-076-5	60/190,738	03/20/2000
SF99-076-6	09/813,598 6,749,632	03/20/2001 6/15/2004
SF99-076-7	09/991,560	11/21/2001
SP99-076-8	10/175,552 7,210,783	06/18/2002 5/1/2007
SF99-076-9	10/176,947	06/18/2002
SF99-076-A	10/177,722	06/18/2002
SF99-076-B	10/192,017	07/10/2002
SF99-076-C	10/223,086 6,813,097	08/15/2002 11/2/2004
SF99-076-D	10/358,065 6,824,266	02/03/2003 11/30/2004

2

UC Case Number	United States Application Number or United States Patent Number	Filing or issue Date
SF99-076-E	11/454,472	06/16/2006
	7,837,326	11/23/2010
SF99-076-F	11/743,119	05/01/2007
	7.,98,644	9/21/2010

Regents’ Patent Rights shall further Include any divisionals, continuations, or continuations-in-part (but only to the extent such continuations-in-part have inventors from both institutions and to the extent they are enabled by the parent case) thereof; any corresponding foreign applications thereof; and any U.S. or foreign patents issued thereon or reissues or extensions thereof. Specifically excluded from the Regents’ Patent Rights are a) UC Case Number SF99-026-1 (U.S. Application No. 60/063,297 filed on October 27th, 1997), b) UC Case Number SF99-026-2 (U.S. Patent No. 6,149,931, issued on November 21st, 2000), c) UC Case Number SF99-026-3 (U.S. Patent No. 6,475,508, issued on November 5th, 2002) and, d) any divisionals, continuations, or continuations-in-part thereof; any corresponding foreign applications thereof; and any U.S. or foreign patents issued thereon or reissues or extensions thereof.”

The Agreement shall remain in full force and effect in accordance with its terms except as amended herein.

3

IN WITNESS WHEREOF, The Regents and the Licensee have executed this Amendment by their respective and duly authorized representatives, as evidenced by the signatures below on the day and year hereinafter written.

CALHOUN VISION, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Ron Kurtz	By:	/s/ Sunita Rajdev
	(Signature)		(Signature)
Name:	Ron Kurtz	Name:	Sunita Rajdev
(Please print)
Title:	President & CEO	Title:	Associate Director, Technology Management
Innovation, Technology & Alliances
Date:	11/9/16	Date:	11/10/16

Approved as to legal term.

/s/ Rita A. Hoo	11-8-2016
Rita A. Hoo Senior Counsel	Dale
Office of the General Counsel

4

FOURTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT FOR

SILICONE INTRAOCULAR LENSES EMBEDDED WITH PHOTOSENSITIVE

COMPOSITIONS and METHODS AND PHARMACEUTICAL COMPOSITIONS FOR THE

CLOSURE OF RETINAL BREAKS

This amendment (“Amendment”) is made effective this 4th of April, 2017 (“Amendment Effective Date”), between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”) and acting through its University of California, San Francisco Office of Innovation, Technology & Alliances, 3333 California Street, Suite S-l1, San Francisco, CA, 94143-1209 (“UCSF”) and RxSight, Inc., a California corporation, having a principal place of business at 100 Columbia, Suite 120, Aliso Viejo, CA 92656 (the “Licensee”).

BACKGROUND

A.	Whereas, Licensee and The Regents entered into a license agreement effective March 1, 2000, having UC Agreement Control No. 2000-04-0032 (the “Agreement”);

B.	Whereas, the Agreement was amended on May 29th, 2008 (UC Control No. 2000-04-0032 RevJ) to exclude UCSF Case No. SF99-026-2 from the Regents’ Patent Rights listed in Section 1.6 of the Agreement;

C.

Whereas, the Agreement was amended on December 5th, 2013 (UC Control No. 2000-04-0032 RevL) to settle the milestone payment owed by Licensee and extend the diligence requirement of Section 8.3.3 of the Agreement;

D.	Whereas, the Agreement was amended on November 10th, 2016 to clarify and update the Regents’ Patent Rights listed in Section 1.6 of the Agreement.

E.	Whereas, the Licensee and The Regents now desire to amend the Agreement to clarify the term of the Agreement and manufacturing obligations with respect to the Inventions.

THEREFORE, in view of the foregoing, the parties agree as follows:

1.	Defined terms in this Amendment have the meaning set forth in the Agreement unless specifically changed by the provisions hereof.

2.	The following sentence is hereby inserted at the end of Section 7.1;

“Licensee’s royalty obligations set forth in forth Section 7.1 shall commence with the first commercial sale of a Licensed Product or Licensed Method where such Licensed Product or Licensed Method is covered by a Valid Claim at any time, and continue until the expiration of the last-to-expire patent included in The Regents’ Patent Rights licensed under this Agreement,

IN WITNESS WHEREOF, The Regents and the Licensee have executed this Amendment by their respective and duly authorized representatives, as evidenced by the signatures below on the Amendment Effective Date.

RXSIGHT, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Ron Kurtz	By:	/s/ Karin Immorgluck
	(Signature)		(Signature)
Name:	Ron Kurtz	Name:	Karin Immorgluck
(Please print)
Title:	President & CEO	Title:	Executive Doctor, Technology Management
Innovation, Technology & Alliances
Date:	4/3/2017	Date:	4/4/2017

FIFTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT FOR

SILICONE INTRAOCULAR LENSES EMBEDDED WITH PHOTOSENSITIVE

COMPOSITIONS and METHODS AND PHARMACEUTICAL COMPOSITIONS FOR THE

CLOSURE OF RETINAL BREAKS

This amendment (“Amendment”) is made effective this 21st day of June, 2017 (“Amendment Effective Date”), between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”) and acting through its University of California, San Francisco Office of Innovation, Technology & Alliances, 3333 California Street, Suite S-11, San Francisco, CA, 94143- 1209 (“UCSF”) and RxSight, Inc., a California corporation, having a principal place of business at 100 Columbia, Suite 120, Aliso Viejo, CA 92656 (the “Licensee”).

BACKGROUND

A.	Whereas, Licensee and The Regents entered into a license agreement effective March 1, 2000, having UC Agreement Control No. 2000-04-0032 (the “Agreement”);

B.	Whereas, the Agreement was amended on May 29th, 2008 (UC Control No. 2000-04-0032 RevJ) to exclude UCSF Case No. SF99-O26-2 from the Regents’ Patent Rights listed in Section 1.6 of the Agreement;

C.

Whereas, the Agreement was amended on December 5th, 2013 (UC Control No. 2000-04- 0032 RevL) to settle the milestone payment owed by Licensee and extend the diligence requirement of Section 8.3.3 of the Agreement;

D.	Whereas, the Agreement was amended on November 10th, 2016 (UC Control No. 2000-04- 0032 RevM) to clarify and update the Regents’ Patent Rights listed in Section 1.6 of the Agreement;

E.

Whereas, the Agreement was amended on April 4, 2017 (UC Control No. 2000-04-0032 RevO) to clarify the Royalty Term described in Sections 7.1 and 11.1 as well as clarify the manufacturing requirement in Section 26.1; and

F.	Whereas, the Licensee and The Regents now desire to amend the Agreement to extend the last due diligence milestone and amend the last milestone payment amount.

THEREFORE, in view of the foregoing, the parties agree as follows:

1.	Defined terms in this Amendment have the meaning set forth in the Agreement unless specifically changed by the provisions hereof.

2.	The last milestone payment of Section 7.3 of the Agreement is deleted and replaced with the following:

“Approval by the FDA of a Pro-Marketing Approval Application (or equivalent application with the FDA) [***].”

3.	Section 8.3.3 is hereby deleted in its entirety and replaced with the following:

“8.3.3 achieve approval by the United States Food and Drug Administration (“FDA”) of a Pre-Marketing Approval Application (or equivalent application with the FDA) by December 31, 2018, and achieve first commercial sale of a Licensed Product in the USA by December 31, 2019; and”

The Agreement shall remain in full force and effect in accordance with its terms except as amended herein.

[Signature Page Follows]

IN WITNESS WHEREOF, The Regents and the Licensee have executed this Amendment by their respective and duly authorized representatives, as evidenced by the signatures below on the Amendment Effective Date.

RXSIGHT, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Ron Kurtz	By:	/s/ Sunita Rajdev
	(Signature)		(Signature)
Name:	Ron Kurtz	Name:	Sunita Rajdev
(Please print)
Title:	President & CEO	Title:	Associate Director, Technology Management Innovation, Technology & Alliances
Date:	6/22/17	Date:	6-22-17

Approved as to legal form.

/s/ Rita A. Hao	6-21-2017
Rita A. Hao	Date
Senior Counsel
Office of the General Counsel

SIXTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT FOR

SILICONE INTRAOCULAR LENSES EMBEDDED WITH PHOTOSENSITIVE

COMPOSITIONS and METHODS AND PHARMACEUTICAL COMPOSITIONS FOR THE

CLOSURE OF RETINAL BREAKS

This amendment (“Amendment”) is made effective this 21st day of May, 2019 (“Amendment Effective Date”), between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”) and acting through its University of California, San Francisco Office of Technology Management, 600 16th Street, Suite S-272, San Francisco, CA, 94143 (“UCSF”) and RxSight, Inc., a California corporation, having a principal place of business at 100 Columbia, Suite 120, Aliso Viejo, CA 92656 (the “Licensee”).

BACKGROUND

A.	Whereas, Licensee and The Regents entered into a license agreement effective March 1, 2000, having UC Agreement Control No. 2000-04-0032 (the “Agreement”);

B.	Whereas, the Agreement was amended on May 29th, 2008 (UC Control No. 2000-04-0032 RevJ) to exclude UCSF Case No. SF99-026-2 from the Regents’ Patent Rights listed in Section 1.6 of the Agreement;

C.

Whereas, the Agreement was amended on December 5th, 2013 (UC Control No. 2000-04-0032 RevL) to settle the milestone payment owed by Licensee and extend the diligence requirement of Section 8.3.3 of the Agreement;

D.	Whereas, the Agreement was amended on November 10th, 2016 (UC Control No. 2000-04-0032 RevM) to clarify and update the Regents’ Patent Rights listed in Section 1.6 of the Agreement;

E.

Whereas, the Agreement was amended on April 4th, 2017 (UC Control No. 2000-04-0032 RevO) to clarify the Royalty Term described in Sections 7.1 and 11.1 as well as clarify the manufacturing requirement in Section 26.1;

F.	Whereas, the Agreement was amended on June 21st, 2017 (UC Control No. 2000-04-0032 RevP) to update Sections 7.3 and 8.3.3; and

G.	Whereas, the Licensee and The Regents now desire to amend the Agreement to include obligations to the United States Department of Veteran Affairs (“VA”).

THEREFORE, in view of the foregoing, the parties agree as follows:

1.	Defined terms in this Amendment have the meaning set forth in the Agreement unless specifically changed by the provisions hereof,

2.	The following Paragraphs shall be added to the Background section of the Agreement:

“The development of the Invention was sponsored in part by the United States Federal Government, and as a consequence this license is subject to overriding obligations to the United States Federal Government under 35 U.S.C. §§ 200-212 and applicable regulations including a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the Invention for or on behalf of the United States Government throughout the world.

Dr. Daniel M. Schwartz is an employee of the Veterans Administration Medical Center and The Regents. In accordance with the policy of the United States Department of Veterans Affairs (“VA”), the Invention (UC Case No. 1999-076) was reported to the VA for a determination of rights. On May 21st, 2019, the VA asserted the U.S, Federal Government’s rights in the Invention. The Regents and the VA entered into a letter agreement with an effective date of May 21st, 2019 (“Letter Agreement”, hereby attached as Appendix A), whereby the VA granted The Regents the right to administer the Invention on behalf of both parties.”

3.	Paragraph 2 of the Agreement is deleted in its entirety and replaced with the following:

“2.1

Subject to the limitations and other terms and conditions set forth in this Agreement including the license granted to the United States Government and those reserved by The Regents set forth in the Background and in Paragraphs 2.5 (obligations to the United States Government), The Regents grants to the Licensee a world-wide license under its rights in and to Regents’ Patent Rights to make, have made, use, sell, offer to sell and import Licensed Products and to practice Licensed Methods.

2.2	Except as otherwise provided in this Agreement, the license granted under Paragraph 2.1 is exclusive for the life of the Agreement.

2.3

The license granted in Paragraph 2.1 and 2.2 is limited to Licensed Methods and Licensed Products that are within the Field of Use. For other methods and products, the Licensee has no license under this Agreement.

2.4	The Regents, the VA and Caltech reserve the right to use the Invention and associated technology for their own educational and research purposes.

2.5	The license granted in Paragraph 2 and 3 is subject to the following:

The obligations to the United States Government under 35 U.S.C. §§ 200-212 and all applicable governmental implementing regulations, as amended from time to time, including the obligation to report on the utilization of the Invention as set forth in 37 CFR. § 401.14(h), and all applicable provisions of any license to the United States Government executed by The Regents; and

the National Institutes of Health “Principles and Guidelines for Recipients of NIH Research Grants and Contracts on Obtaining and Disseminating Biomedical Research Resources,” 64 F.R. 72090 (Dec. 23, 1999), as amended from time to time.”

4.	Paragraph 16.3 shall be replaced in its entirety with the following:

“IN NO EVENT MAY EITHER PARTY, CALTECH OR THE VA BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE GRANT OR EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTIONS OR LICENSED PRODUCTS.”

5.	The last sentence of Paragraph 17.1 shall be replaced in its entirety with the following:

“The Regents’ counsel will take instructions only from The Regents, and all patents and patent applications under this Agreement will be assigned solely to The Regents (and as relevant the VA and Caltech).”

The Agreement shall remain in full force and effect in accordance with its terms except as amended herein.

[Signature Page Follows]

IN WITNESS WHEREOF, The Regents and the Licensee have executed this Amendment by their respective and duly authorized representatives, as evidenced by the signatures below on the Amendment Effective Date.

RXSIGHT, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Ron Kurtz	By:	/s/ Gonzalo Barrera-Hernandez, Ph.D.
	(Signature)		(Signature)
Name:	Ron Kurtz	Name:	Gonzalo Barrera-Hernandez, Ph.D.
	(Please print)		(Please print)
Title:	CEO	Title:	Associate Director Innovation Venture UCSF
Date:	8/27/2019	Date:	9/3/2019

APPENDIX A

LETTER AGREEMENT BETWEEN THE REGENTS OF THE UNIVERSITY OF

CALIFORNIA AND THE UNITED STATES DEPARTMENT OF VETERANS

FOR

ADJUSTABLE INTRAOCULAR LENS

This letter agreement (“Agreement”) is made effective this 21st day of May, 2019 (“Effective Date”), between The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, CA 94607-5200 (“The Regents”), aoting through its Office of Technology Management, University of California San Francisco (“UCSF”), with an address of 600 16th Street, Suite S-272, San Francisco, CA 94143 (“UCSF”) and the United States Department of Venterans Affairs (“VA”), as represented by the Technology Transfer Program (“TTP”), Office of Research and Development, having an address at 810 Vermont Avenue NW, Washington, D.C. 20420.

BACKGROUND

A.

Whereas, certain research performed at UCSF by Daniel M. Schwartz, and at the California Institute of Technology (“Caltech”) by Jaqdish M. Jethmaliani, Julia A. Kornfield and Robert Grubbs at the California Institute of Technology (“Caltech”), resulted in the development of inventions generally characterized as “Adjustable Intraocular Lens” and disclosed in UC Case No. SF1999-076 and CIT 3062 (the “Invention”).

B.	Whereas the Invention is covered by US Patent Nos. 6,450,642; 6,749,632; 7,210,783; 6,813,097; 6,824,266; 7,837,326; and 7,798,664; and corresponding foreign patents.

C.

Whereas, The Regents and Caltech entered into an Inter-Institutional Agreement with an effective date of December lst, 1999 (UC Agreement Control No. 2000-18-0021); as amended on March 21st, 2001; and as further amended on November 17th, 2016 (“IIA”),

D.	Whereas, under the terms of the IIA Caltech granted to The Rogonts the sole responsibility for administering and commercializing the Invention on behalf of both parties.

E.

Whereas, subject to the terms of the IIA, The Regents exclusively licensed its rights in the Invention to Calhoun Vision, Inc. (now RxSight, Inc.) with an effective date of March 1st, 2000 (UC Agreement Control No. 2000-04-0032) (the “RxSight License”).

F.

Whereas, Dan M. Schwartz is a VA employee and the VA’s Office of General Counsel, subject to its rights under 37 C.F.R § 501.6(a)(1), reviewed the relevant records related to the Invention and asserted an ownership right in and to the Invention in a letter to Dan M. Schwartz dated May 21st, 2019 (OGC Case No. 33853).

G.	Whereas, it is the desire of The Regents and the VA that the Invention be administered by The Regents on behalf of both parties.

H.

Whereas, on May 19th, 2000, The Regents and the VA entered into a Cooperative Technology Administration Agreement governing the administration of inventions made by any person who is employed by and has entered into a signed employment or patent agreement with both the VA and The Regents (UC Agreement Control No. 2000-18-0690) (the “CTAA”).

THEREFORE, in view of the foregoing the parties agree as follows:

1.	Defined terms in this Agreement have the meaning set forth in the Background section above, unless specifically changed by the provisions hereof.

2.

The Regents will file with the United States Patent and Trademark Office (“USPTO”) an assignment transferring to the VA an undivided interest of UCSF’s rights in the US patents listed above in Paragraph B of Background.

3.

The Parties agree that, as of the Effective Date, The Regents will administer patent prosecution and licensing of the Invention on behalf of both The Regents and the VA. The VA shall not grant to any person or entity (other than The Regents) any commercial right, license, title or interest in, to, or under the Invention and US Patents and corresponding foreign counterparts, described above in Paragraph B of the Background.

4.

The Regents will share with the VA, pursuant to the terms of the CTAA, any Net Revenues (as defined in the CTAA) from any License Agreement (as defined in the CTAA) received by The Regents prior to the Effective Date which have not already been distributed by The Regents.

5.	The Regents will share with the VA, pursuant to the CTAA, Net Revenues (as defined in the CTAA) received by The Regents as of the Effective Date from any License Agreement (as defined in the CTAA).

6.

The Regents will amend the RxSight License to reference the VA’s contribution towards development of the Invention and include obligations to the United States Federal Government, as per the attached draft sixth amendment to the RxSight License (Exhibit A).

IN WITNESS WHEREOF, The Regents and the VA have executed this Agreement, by their respective and duly authorized representatives, as evidenced by the signatures below on the day and year hereinafter written.

U.S. DEPARTMENT OF VETERAN AFFAIRS		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ John J. Kaplan	By:	/s/ Gonzalo Barrera-Hernandez, Ph.D.
Name:	John J. Kaplan	Name:	Gonzalo Barrera-Hernandez, Ph.D.
Title:	Director, TTP	Title:	Associate Director Innovation Ventures UCSF
Date:	16 July 2019	Date:	July 16, 2019